Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
In connection with the Quarterly Report on Form 10-Q of Sesen Bio, Inc. (the “Company”) for the fiscal quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer
(Principal Executive Officer)
Dated: August 14, 2018

/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer
(Principal Financial Officer)
Dated: August 14, 2018